                                                                  (EXHIBIT 3.02)



                       _________________________________



                                    BY-LAWS

                                       OF

                          AMBAC FINANCIAL GROUP, INC.



                       _________________________________




                                Amended through
                                January 28, 1998

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE I
                                    OFFICES

SECTION 1.01  Registered Office...........................................    1
SECTION 1.02  Other Offices...............................................    1

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 2.01  Annual Meetings.............................................    1
SECTION 2.02  Special Meetings............................................    1
SECTION 2.03  Notice of Meetings..........................................    1
SECTION 2.04  Waiver of Notice............................................    2
SECTION 2.05  Adjournments................................................    2
SECTION 2.06  Quorum......................................................    3
SECTION 2.07  Voting......................................................    3
SECTION 2.08  Proxies.....................................................    3
SECTION 2.09  Chairman and Secretary at Meetings..........................    3
SECTION 2.10  Judges......................................................    3
SECTION 2.11  List of Stockholders........................................    3
SECTION 2.12  Notice of Stockholder Business..............................    4
SECTION 2.13  Notice of Stockholder Nominees..............................    4
SECTION 2.14  Stockholders' Consent in Lieu of Meeting....................    5

                                  ARTICLE III
                               BOARD OF DIRECTORS

SECTION 3.01  General Powers..............................................    6
SECTION 3.02  Number and Term of Office...................................    6
SECTION 3.03  Resignation.................................................    7
SECTION 3.04  Removal.....................................................    7
SECTION 3.05  Vacancies...................................................    7
SECTION 3.06  Meetings....................................................    7
SECTION 3.07  Committees of the Board.....................................    8
SECTION 3.08  Directors' Consent in Lieu of Meeting.......................    9
SECTION 3.09  Action by Means of Telephone or Similar Communications
              Equipment...................................................    9
SECTION 3.10  Compensation................................................    9

                                                                            Page
                                                                            ----

                                   ARTICLE IV
                                    OFFICERS

SECTION 4.01  Officers.....................................................  10
SECTION 4.02  Authority and Duties.........................................  10
SECTION 4.03  Term of Office, Resignation and Removal......................  10
SECTION 4.04  Vacancies....................................................  10
SECTION 4.05  The Chairman.................................................  10
SECTION 4.06  The President................................................  11
SECTION 4.07  Vice Chairmen, Vice Presidents and Managing Directors........  11
SECTION 4.08  The Secretary................................................  11
SECTION 4.09  Assistant Secretaries........................................  11
SECTION 4.10  The Treasurer................................................  12
SECTION 4.11  Assistant Treasurers.........................................  12

                                   ARTICLE V
                       CHECKS, DRAFTS, NOTES AND PROXIES

SECTION 5.01  Checks, Drafts and Notes.....................................  12
SECTION 5.02  Execution of Proxies.........................................  12

                                   ARTICLE VI
                         SHARES AND TRANSFERS OF SHARES

SECTION 6.01  Certificates Evidencing Shares...............................  13
SECTION 6.02  Stock Ledger.................................................  13
SECTION 6.03  Transfers of Shares..........................................  13
SECTION 6.04  Addresses of Stockholders....................................  13
SECTION 6.05  Lost, Destroyed and Mutilated Certificates...................  14
SECTION 6.06  Regulations..................................................  14
SECTION 6.07  Fixing Date for Determination of Stockholders of Record......  14

                                  ARTICLE VII
                                      SEAL

SECTION 7.01  Seal.........................................................  14

                                  ARTICLE VIII
                                  FISCAL YEAR

SECTION 8.01  Fiscal Year..................................................  15

                                                                            Page
                                                                            ----

                                   ARTICLE IX
                         INDEMNIFICATION AND INSURANCE

SECTION 9.01  Indemnification..............................................  15
SECTION 9.02  Insurance for Indemnification................................  17

                                   ARTICLE X
                                   AMENDMENTS

SECTION 10.01  Amendments..................................................  17

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998



                                    BY-LAWS

                                       OF

                          AMBAC FINANCIAL GROUP, INC.
                       (Amended through January 28, 1998)


                                   ARTICLE I
                                    OFFICES

          SECTION 1.01  REGISTERED OFFICE.  The registered office of Ambac
                        -----------------
Financial Group, Inc. (the "CORPORATION") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 1.02  OTHER OFFICES.  The Corporation may also have an office
                        -------------
or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "BOARD") may from time to time determine or the business of the Corporation may from time to time require.



                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

          SECTION 2.01  ANNUAL MEETINGS.  The annual meeting of Stockholders (as
                        ---------------
defined in Section 2.03) of the Corporation for the election of directors of the Corporation ("DIRECTORS"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

          SECTION 2.02  SPECIAL MEETINGS.  Special meetings of Stockholders for
                        ----------------
any purpose or purposes may be called by the Board or the Chairman of the Board of the Corporation (the "CHAIRMAN") the President of the Corporation (the "PRESIDENT") or the Secretary of the Corporation (the "SECRETARY"), to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

          SECTION 2.03  NOTICE OF MEETINGS.  (a) Except as otherwise provided by
                        ------------------
law, written notice of each annual or special meeting of Stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


mail (airmail in the case of international communications) to each recordholder of shares of common stock of the Corporation issued and outstanding ("SHARES") entitled to vote thereat, not less than 10 nor more than 90 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the recordholder of Shares (a "STOCKHOLDER") at such Stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request.

          (b) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

          SECTION 2.04  WAIVER OF NOTICE.  Notice of any annual or special
                        ----------------
meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need to be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

          SECTION 2.05  ADJOURNMENTS.  Whenever a meeting of Stockholders,
                        ------------
annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Any previously scheduled meeting of the Stockholders may be postponed, and (unless the Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION") otherwise provides) any special meeting of the Stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of Stockholders.

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


          SECTION 2.06  QUORUM.  Except as otherwise provided by law or the
                        ------
Certificate of Incorporation, the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If , however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the presiding officer at the meeting of the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

          SECTION 2.07  VOTING.  Each Stockholder shall be entitled to one vote
                        ------
for each Share held of record by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting.

          SECTION 2.08  PROXIES.  Each Stockholder entitled to vote at a meeting
                        -------
of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

          SECTION 2.09  CHAIRMAN AND SECRETARY AT MEETINGS.  At any meeting of
                        ----------------------------------
Stockholders, the Chairman, or in his absence, the President, or if neither such person is available, then a person designated by the Board, shall preside at and act as chairman of the meeting. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

          SECTION 2.10  JUDGES.  The votes at each meeting of Stockholders shall
                        ------
be supervised by not less than two judges who shall decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The judges shall be appointed by the Board but if, for any reason, there are less than two judges present and acting at any meeting, the chairman of the meeting shall appoint an additional judge or judges so that there shall always be at least two judges to act at the meeting.

          SECTION 2.11  LIST OF STOCKHOLDERS.  A complete list of the
                        --------------------
Stockholders entitled to vote at each meeting of Stockholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each Stockholder, shall be prepared and made available for examination during regular business hours by any Stockholder for any purpose germane to the meeting. The list shall be available for such examination for a period of not less than ten days prior to the meeting

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


and during the whole time of the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held.

          SECTION 2.12  NOTICE OF STOCKHOLDER BUSINESS.  At an annual meeting of
                        ------------------------------
the Stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any Stockholder who complies with the notice procedures set forth in this Section
2.12. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days'
         --------  -------
notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the Stockholder; and (d) any material interest of the Stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, a Stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision.)

          SECTION 2.13  NOTICE OF STOCKHOLDER NOMINEES.  Only persons who are
                        ------------------------------
nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of Stockholders (a) by or at the direction of the Board or (b) by any Stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section
2.13. Nominations by Stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


days prior to the meeting; provided, however, that in the event that less than
                           --------  -------
seventy days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such Stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such Stockholder. At the request of the Board any person nominated by the Board for election as a Director shall furnish to the Secretary that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in these By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          SECTION 2.14  STOCKHOLDERS' CONSENT IN LIEU OF MEETING.  (a) Consents
                        ----------------------------------------       --------
to Corporate Action.  Any action which is required to be or may be taken at any
-------------------
annual or special meeting of Stockholders, subject to the provisions of Subsections (b) and (c) of this Section 2.14, may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all Shares entitled to vote thereon were present and voted; provided, however, that prompt notice of
                                     --------  -------
the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

          (b) Determination of Record Date of Action by Written Consent.  The
              ---------------------------------------------------------
record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board. Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board at its next regularly scheduled meeting, provided, however, that if the Stockholder
                             --------  -------
represents in such request that he intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Securities Exchange Act of 1934, as amended, and the regulations thereunder and other applicable law, the Secretary shall, as

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


promptly as practicable, call a special meeting of the Board, which meeting shall be held as promptly as practicable. At such regular or special meeting, the Board shall fix a record date as provided in Section 213(a) (or its successor provision) of the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"). Should the Board fail to fix a record date as provided for in this Subsection (b), then the record date shall be the day on which the first written consent is expressed.

          (c) Procedures for Written Consent.  In the event of the delivery to
              ------------------------------
the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such judges have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders.



                                  ARTICLE III
                               BOARD OF DIRECTORS

          SECTION 3.01  GENERAL POWERS.  The business and affairs of the
                        --------------
Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by Stockholders.

          SECTION 3.02  NUMBER AND TERM OF OFFICE.  The number of Directors
                        -------------------------
shall be three or such greater number as shall be fixed from time to time by the Board. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

          SECTION 3.03  RESIGNATION.  Any Director may resign at any time by
                        -----------
giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


          SECTION 3.04  REMOVAL.  Any or all of the Directors may be removed,
                        -------
with or without cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the recordholders of Shares pursuant to Section 2.14 hereof.

          SECTION 3.05  VACANCIES.  Vacancies occurring on the Board as a result
                        ---------
of the removal of Directors without cause may be filled only by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of such recordholders pursuant to Section
2.14 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the Directors pursuant to Section 3.08 hereof. If the number of Directors then in office is less than quorum, such other vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to
Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

          SECTION 3.06  MEETINGS.  (a)  Annual Meetings.  As soon as practicable
                        --------        ---------------
after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to
Section 3.08 hereof.

          (b)  Stated Meetings.  The Board may provide for stated meetings
               ---------------
of the Board.

          (c)  Other Meetings.  Other meetings of the Board shall be held at
               --------------
such times as the Chairman, the President, the Secretary or a majority of the Board shall from time to time determine.

          (d)  Notice of Meetings.  No notice need be given of any organization
               ------------------
or stated meeting of the Board for which the date, hour and place have been fixed by the Board. The Secretary shall give written notice to each Director of each other organization and stated meeting and of all special meetings of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

          (e)  Place of Meetings.  The Board may hold its meetings at such place
               -----------------
or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

          (f)  Quorum and Manner of Acting.  One-third of the total number of
               ---------------------------
Directors then in office (but in no event less than three Directors) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

          (g)  Organization.  At each meeting of the Board, one of the following
               ------------
shall act as chairman of the meeting and preside, in the following order of precedence:
                    (i)    the Chairman;

                    (ii)   the President;

                    (iii)  any Director chosen by a majority of the Directors
                            present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 3.07  COMMITTEES OF THE BOARD.  The Board may designate one or
                        -----------------------
more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. A majority of the members of any committee of the Board shall be present in person at any meeting of the committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the members present at any such meeting at which a quorum is present shall be the act of the committee. In the absence of a quorum for any such meeting, a majority

By-laws of Ambac Financial Group, Inc.
Amended through January 28, 1998


of the members present thereat may adjourn such meeting from time to time until a quorum shall be present. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however,
                                                              --------  -------
that no such committee shall have such power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing these By-laws. In addition, each committee of the Board so appointed may appoint a sub-committee of the Board in furtherance of the duties delegated to it by the Board. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

          SECTION 3.08  DIRECTORS' CONSENT IN LIEU OF MEETING. Any action
                        -------------------------------------
required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

          SECTION 3.09  ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS
                        ------------------------------------------------------
EQUIPMENT.  Any one or more members of the Board, or of any committee thereof,
---------
may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 3.10  COMPENSATION.  Unless otherwise restricted by the
                        ------------
Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.



                                   ARTICLE IV
                                    OFFICERS

          SECTION 4.01  OFFICERS.  The officers of the Corporation shall be the
                        --------
Chairman, the President, the Secretary and a Treasurer and may include one or more of the following: Vice Chairmen, Vice Presidents, Managing Directors, Assistant Secretaries

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and Assistant Treasurers. Any two or more offices may be held by the same person provided that the office of President and Secretary shall not be held by the same person.

          SECTION 4.02  AUTHORITY AND DUTIES.  All officers shall have such
                        --------------------
authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

          SECTION 4.03  TERM OF OFFICE, RESIGNATION AND REMOVAL.  (a)  Each
                        ---------------------------------------
officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

          (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the Shares entitled to vote thereon

          SECTION 4.04  VACANCIES.  Any vacancy occurring in any office of the
                        ---------
Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

          SECTION 4.05  THE CHAIRMAN.  The Chairman shall be the chief executive
                        ------------
officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chairman shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

          SECTION 4.06  THE PRESIDENT.  The President shall be the chief
                        -------------
operating officer of the Corporation and shall have general and active management and control the operations of the Corporation, subject to the control of the Board, and shall

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By-laws of Ambac Financial Group, Inc.
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see that all orders and resolutions of the Board are carried into effect. The
President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.


          SECTION 4.07  VICE CHAIRMEN, VICE PRESIDENTS AND MANAGING DIRECTORS.
                        -----------------------------------------------------
Vice Chairmen, Vice Presidents and Managing Directors, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President. A Vice President may be designated as an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President or an Assistant Vice President.

          SECTION 4.08  THE SECRETARY.  The Secretary shall, to the extent
                        -------------
practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the "TREASURER") or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

          SECTION 4.09  ASSISTANT SECRETARIES.  Assistant Secretaries of the
                        ---------------------
Corporation ("ASSISTANT SECRETARIES"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

          SECTION 4.10  THE TREASURER.  The Treasurer shall have the care and
                        -------------
custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions

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By-laws of Ambac Financial Group, Inc.
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and duties in connection with the administration of the financial affairs of the
Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

          SECTION 4.11  ASSISTANT TREASURERS.  Assistant Treasurers of the
                        --------------------
Corporation ("ASSISTANT TREASURERS"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.



                                   ARTICLE V
                       CHECKS, DRAFTS, NOTES AND PROXIES

          SECTION 5.01  CHECKS, DRAFTS AND NOTES.  All checks, drafts and other
                        ------------------------
orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time, by resolution of the Board.

          SECTION 5.02  EXECUTION OF PROXIES.  The Chairman or the President,
                        --------------------
or, in the absence or disability of both of them, any Vice Chairman, Vice President or Managing Director, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice Chairman, Vice President or Managing Director.



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                                   ARTICLE VI
                         SHARES AND TRANSFERS OF SHARES

          SECTION 6.01  CERTIFICATES EVIDENCING SHARES.  Shares shall be
                        ------------------------------
evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice Chairman, Vice President or Managing Director and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer; provided that
                                                                   --------
if such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile and, if such a certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

          SECTION 6.02  STOCK LEDGER.  A stock ledger in one or more
                        ------------
counterparts shall be kept by the Corporation, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes. The Board may from time to time appoint such transfer agents or registrars as it may deem advisable and may define their powers and duties. Any such transfer agent or registrar need not be an employee of the Corporation.

          SECTION 6.03  TRANSFERS OF SHARES.  Registration of transfers of
                        -------------------
Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

          SECTION 6.04  ADDRESSES OF STOCKHOLDERS.  Each Stockholder shall
                        -------------------------
designate to the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

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          SECTION 6.05  LOST, DESTROYED AND MUTILATED CERTIFICATES.  Each
                        ------------------------------------------
recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a new certificate in place of any certificate theretofore issued and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require, and its transfer agents and registrars may so require, the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 6.06  REGULATIONS. The Board may make such other rules and
                        -----------
regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

          SECTION 6.07  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.
                        -------------------------------------------------------
In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new
                             --------  -------
record date for the adjourned meeting.



                                  ARTICLE VII
                                      SEAL

          SECTION 7.01  SEAL.  The Board may approve and adopt a corporate seal,
                        ----
which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".


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                                  ARTICLE VIII
                                  FISCAL YEAR

          SECTION 8.01  FISCAL YEAR.  The fiscal year of the Corporation shall
                        -----------
end on the thirty-first day of December of each year unless changed by resolution of the Board.


                                   ARTICLE IX
                         INDEMNIFICATION AND INSURANCE

          SECTION 9.01  INDEMNIFICATION.  (a)  The Corporation shall indemnify
                        ---------------
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---------------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is

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fairly and reasonably entitled to indemnity for such expenses which the Court of
Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Section 9.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.01(a) and (b) of these By-laws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (g) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the

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resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (h) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

          (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 9.02  INSURANCE FOR INDEMNIFICATION.  The Corporation may
                        -----------------------------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.


                                   ARTICLE X
                                   AMENDMENTS

          SECTION 10.01  AMENDMENTS.  Any By-law (including these By-laws) may
                         ----------
be adopted, amended or repealed by the vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors or by written consent of Stockholders pursuant to Section 2.14 hereof, or by vote of the Board or by a written consent of Directors pursuant to Section 3.08 hereof.

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